     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 5, 1999


                                                      REGISTRATION NO. 333-25233
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------


                         POST-EFFECTIVE AMENDMENT NO. 1


                                       TO
                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                            NABORS INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                             ---------------------

                                            515 WEST GREENS ROAD, SUITE 1200
                                                  HOUSTON, TEXAS 77067
          DELAWARE                                   (281) 874-0035                                 93-0711613
(State or Other Jurisdiction      (Address, Including Zip Code, and Telephone Number,            (I.R.S. Employer
             of                 Including Area Code, of Registrant's Principal Executive        Identification No.)
      Incorporation or                                  Offices)
        Organization)

                             ---------------------


                    ANTHONY G. PETRELLO                                            With a copy to:
           PRESIDENT AND CHIEF OPERATING OFFICER
                  NABORS INDUSTRIES, INC.                                     ANGELO P. LOPRESTI, ESQ.
             515 WEST GREENS ROAD, SUITE 1200                                     WINSTON & STRAWN
                   HOUSTON, TEXAS 77067                                            200 PARK AVENUE
                      (281) 874-0035                                          NEW YORK, NEW YORK 10166
 (Name, Address, Including Zip Code, and Telephone Number,                         (212) 294-6700
        Including Area Code, of Agent for Service)


                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined in light of market conditions and other factors.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------


     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


------------


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ---------------------


     The Prospectus contained in the Registration Statement on Form S-3 of the Registrant originally filed on April 15, 1997 (No. 333-25233) relates to the Registration Statement on Form S-3 (No. 333-02477) of the Registrant, and it is intended to be the combined prospectus referred to in Rule 429 under the Securities Act of 1933, as amended.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     The purpose of this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-25233) of Nabors Industries, Inc. is to file exhibits in connection with its offer and sale of $325,000,000 aggregate principal amount of its 6.80% Notes due 2004. This Post-Effective Amendment No. 1 consists solely of Part II, Information Not Required in Prospectus, and exhibits.

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following sets forth the best estimate of the Company as to its anticipated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby (except for the Commission registration fee, all amounts are estimates):

Commission registration fee.................................  $ 82,575.76
American Stock Exchange listing fee.........................       17,500
Printing and engraving expenses.............................       90,000
Legal fees and expenses.....................................       175,00
Accounting fees and expenses................................       70,000
Blue sky fees and expenses..................................       10,000
Trustee's fees and expenses.................................       30,000
Miscellaneous...............................................    24,924.24
                                                              -----------
          Total.............................................  $500,000.00

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits the indemnification of directors, employees and agents of Delaware corporations.

     Consistent therewith, Article Seventh of the Certificate of Incorporation states as follows:

          (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter collectively referred to as a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

          (b) The right to indemnification conferred in this Section shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide information to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

          (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          (e) Any repeal or modification of this Section directly or indirectly, such as by adoption of an inconsistent provision of this Certificate of Incorporation, shall not apply to or have any effect on the rights of any officer and director to indemnification and advancement of expenses with respect to any acts or omissions occurring prior to such repeal or modification.

          (f) If this Section or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) with respect to any proceeding to the full extent permitted by any applicable portion of this Section that shall not have been invalidated and to the full extent permitted by applicable law.

     The Company has entered into agreements with each of its directors and officers indemnifying each of them against expenses, settlements, judgments and fines in connection with any threatened, pending or completed action, suit, arbitration or proceeding where the individual's involvement is by reason of the fact that he is or was a director or officer or served at the Company's request as a director or officer of another organization, except that indemnification is not provided against judgments or fines in a derivative suit unless permitted by Delaware law.

     The form(s) of proposed Underwriting Agreement(s) to be filed as (an) exhibit(s) hereto or incorporated by reference herein may include provisions relating to indemnification and contribution for the benefit of the underwriters for any offering made hereby and may also contain provisions relating to the indemnification of directors and officers of the Company against certain liabilities, including liabilities under the Securities Act.

ITEM 16. EXHIBITS.


        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           1.1           -- Underwriting Agreement dated March 4, 1999 between the
                            Company and the underwriters named therein.
           4.1           -- Indenture dated as of March 1, 1999 between the Company and Norwest Bank Minnesota, National Association, as
                            Trustee.
           4.2           -- Supplemental Indenture No. 1 dated as of March 1, 1999
                            between the Company and Norwest Bank Minnesota, National
                            Association, as Trustee.
           5.1           -- Opinion of Winston & Strawn.
          12.1(1)        -- Statement of Computation of Ratios of Earnings to Fixed
                            Charges.
          12.2           -- Statement of Computation of Pro Forma Ratio of Earnings
                            to Fixed Charges.
          15.1           -- Letter from PricewaterhouseCoopers LLP re Unaudited
                            Interim Financial Information.
          23.1           -- Consent of Winston & Strawn (included in Exhibit 5.1).
         *23.2           -- Consent of Grant Thornton LLP regarding the financial
                            statements of Bayard Drilling Technologies, Inc.
         *23.3           -- Consent of PricewaterhouseCoopers LLP regarding the
                            financial statements of Bayard Drilling Technologies,
                            Inc.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         *23.4           -- Consent of PricewaterhouseCoopers LLP regarding the
                            financial statements of Ward Drilling Company, Inc.
         *23.5           -- Consent of PricewaterhouseCoopers LLP regarding the
                            financial statements of Trend Drilling Company, Inc.
         *23.6           -- Consent of Ernst & Young LLP regarding the financial
                            statements of Bonray Drilling Corporation.
         *23.7           -- Consent of PricewaterhouseCoopers LLP regarding the
                            financial statements of Nabors Industries, Inc.
         *24.1           -- Powers of Attorney (included on signature page).
          25.1           -- Statement of Eligibility of Trustee on Form T-1 of
                            Norwest Bank Minnesota, National Association.


---------------

  * Previously filed.


(1) Incorporated by reference to Current Report on Form 8-K of the Company filed with the Commission on March 1, 1999.


ITEM 17. UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be determined to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

           (ii) to reflect in the Prospectus any facts of events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the charges in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

           Provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under
         Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of March, 1999.


                                            NABORS INDUSTRIES, INC.


                                            By:   /s/ ANTHONY G. PETRELLO

                                              ----------------------------------
                                                     Anthony G. Petrello,
                                                President and Chief Operating
                                                            Officer


     In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates stated.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

               /s/ EUGENE M. ISENBERG*                 Chairman, Chief Executive        March 5, 1999
-----------------------------------------------------    Officer and Director
                 Eugene M. Isenberg                      (principal executive officer)

               /s/ ANTHONY G. PETRELLO                 President, Chief Operating       March 5, 1999
-----------------------------------------------------    Officer and Director
                 Anthony G. Petrello

              /s/ RICHARD A. STRATTON*                 Vice Chairman and Director       March 5, 1999
-----------------------------------------------------
                 Richard A. Stratton

                 /s/ BRUCE P. KOCH*                    Vice President of Finance        March 5, 1999
-----------------------------------------------------    (principal financial and
                    Bruce P. Koch                        accounting officer)

                /s/ GARY T. HURFORD*                   Director                         March 5, 1999
-----------------------------------------------------
                   Gary T. Hurford

                /s/ HANS W. SCHMIDT*                   Director                         March 5, 1999
-----------------------------------------------------
                   Hans W. Schmidt

               /s/ MYRON M. SHEINFELD*                 Director                         March 5, 1999
-----------------------------------------------------
                 Myron M. Sheinfeld

                  /s/ JACK WEXLER*                     Director                         March 5, 1999
-----------------------------------------------------
                     Jack Wexler

               /s/ MARTIN J. WHITMAN*                  Director                         March 5, 1999
-----------------------------------------------------
                  Martin J. Whitman

            *By: /s/ ANTHONY G. PETRELLO
  -------------------------------------------------
                 Anthony G. Petrello
                  Attorney-in-Fact

                               INDEX TO EXHIBITS



        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           1.1           -- Underwriting Agreement dated March 4, 1999 between the
                            Company and the underwriters named therein.
           4.1           -- Indenture dated as of March 1, 1999 between the Company and Norwest Bank Minnesota, National Association, as
                            Trustee.
           4.2           -- Supplemental Indenture No. 1 dated as of March 1, 1999
                            between the Company and Norwest Bank Minnesota, National
                            Association as Trustee.
           5.1           -- Opinion of Winston & Strawn.
          12.1(1)        -- Statement of Computation of Ratios of Earnings to Fixed
                            Charges.
          12.2           -- Statement of Computation of Pro Forma Ratio of Earnings
                            to Fixed Charges.
          15.1           -- Letter from PricewaterhouseCoopers LLP re Unaudited
                            Interim Financial Information.
          23.1           -- Consent of Winston & Strawn (included in Exhibit 5.1).
         *23.2           -- Consent of Grant Thornton LLP regarding the financial
                            statements of Bayard Drilling Technologies, Inc.
         *23.3           -- Consent of PricewaterhouseCoopers LLP regarding the
                            financial statements of Bayard Drilling Technologies,
                            Inc.
         *23.4           -- Consent of PricewaterhouseCoopers LLP regarding the
                            financial statements of Ward Drilling Company, Inc.
         *23.5           -- Consent of PricewaterhouseCoopers LLP regarding the
                            financial statements of Trend Drilling Company, Inc.
         *23.6           -- Consent of Ernst & Young LLP regarding the financial
                            statements of Bonray Drilling Corporation.
         *23.7           -- Consent of PricewaterhouseCoopers LLP regarding the
                            financial statements of Nabors Industries, Inc.
         *24.1           -- Powers of Attorney (included on signature page).
          25.1           -- Statement of Eligibility of Trustee on Form T-1 of
                            Norwest Bank Minnesota, National Association.


---------------


  * Previously filed.



(1) Incorporated by reference to Current Report on Form 8-K of the Company filed with the Commission on March 1, 1999.